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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Key Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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150 Avery Street
Walla Walla, Washington 99362

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 4, 2004

To Our Shareholders:

        The 2004 Annual Meeting of Shareholders of Key Technology, Inc. will be held beginning at 8:00 a.m. on February 4, 2004 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

  1.
  To elect two directors of the Company;

  2.
  To approve the proposed amendments to the 2003 Restated Employees' Stock Incentive Plan;

  3.
  To ratify the selection of independent public accountants for fiscal 2004; and

  4.
  To transact such other business as may properly come before the meeting.

        Only holders of the Company's Common Stock and Series B Convertible Preferred Stock, on an as-converted basis to Common, at the close of business on December 3, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,
Gordon Wicher Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Walla Walla, Washington
January 8, 2004

150 Avery Street
Walla Walla, Washington 99362

PROXY STATEMENT
2004 Annual Meeting of Shareholders

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 2004 Annual Meeting of Shareholders of the Company to be held beginning at 8:00 a.m. on February 4, 2004 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, shares will be voted FOR the election of the directors, FOR the approval of amendments to the 2003 Restated Employees' Stock Incentive Plan, and FOR ratification of the selection of independent public accountants. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. American Stock Transfer and Trust Company has been retained by the Company to act as registrar and transfer agent, in return for which the Company pays a monthly fee of $833.00. Its services also include the solicitation of voted proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company's officers and employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 8, 2004.

VOTING

        Holders of record of the Company's Common Stock and Series B Convertible Preferred Stock on December 3, 2003 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were, on an as-converted basis, 4,947,006 shares of Common Stock outstanding and entitled to vote, which amount includes 150,780 shares of Series B Preferred, converted for voting purposes to 100,520 shares of Common Stock. A majority, or 2,473,504 of these shares will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of directors and on any other matter that may properly come before the meeting. The Series B Preferred is entitled, on an as-converted basis, to the same voting rights as the Common Stock, with one vote for each share as converted to Common Stock. Both the Common Stock and the Series B Preferred vote together as a single class on all matters. Abstentions and broker non-votes will be counted toward the quorum requirement for the meeting, but will not be counted for or against any proposal. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. All other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Shareholders are not entitled to cumulative voting in the election of directors. For shares held through a broker or other nominee who is either a New York Stock Exchange or Nasdaq member organization, the shares will only be voted in favor of the amendments to the 2003 Restated Employees' Stock Incentive Plan if the shareholder has provided specific voting instructions to his broker or other nominee to vote such shares in favor of that proposal.

ITEM 1
ELECTION OF DIRECTORS

        The Board of Directors is composed of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2007 or until their respective successors are elected and qualified, are John E. Pelo and Peter H. van Oppen.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees.

        If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director. Mr. van Oppen, however, has recently advised the Board of Directors that due to the responsibilities of his present principal position and his other business commitments, he intends to resign at such time as the Board's independent directors are able to complete a search for and recommend to the Board the appointment of a suitable replacement director.

The Board of Directors recommends a vote FOR the election of Messrs. Pelo and van Oppen.

        The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading "Principal Shareholders—Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals. The table below sets forth the following, as of December 3, 2003: (i) name and age; (ii) all positions and offices held with the

Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Nominees for Election
John E. Pelo†	47	Director	1998	2004
Peter H. van Oppen†	51	Director	1998	2004
Directors Continuing in Office
Thomas C. Madsen	56	Chairman	1982	2005
Gordon Wicher	57	Vice President of Operations, Secretary and Director	1982	2005
Michael L. Shannon*	53	Director	2000	2006
Donald A. Washburn†*	59	Director	2003	2006
Additional Officers
Kirk W. Morton	43	President and Chief Executive Officer	1999
Rodney W. Larson	45	Vice President of Sales and Marketing	2000
Phyllis C. Best	57	Chief Financial Officer	2003
Other Significant Employees
Steven J. Miner	46	Director of Research and Development	2000
W. J. R. van den Burg	37	Managing Director of Key Technology B.V.	2003

†
Member of the Audit Committee. The Audit Committee for fiscal 2003 included Mr. Harold R. Frank until he retired from the board in February 2003. Mr. Frank's position on the committee was filled by Donald A. Washburn.

*
Member of the Compensation Committee. The Compensation Committee for fiscal 2003 included Mr. Frank until he retired from the board in February 2003. His position on the committee was filled by Mr. Washburn.

Nominees for Election

        Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Ltd., since 1996. Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire's soft drink operations in the United States.

        Mr. van Oppen has been a director of the Company since 1998. He has served as Chairman of the Board of Directors and Chief Executive Officer of Advanced Digital Information Corporation, a supplier of data storage solutions for client server computing networks, since 1994. Between 1985 and 1996, he served in several capacities at Interpoint Corporation, an electronic technology company, including Chairman, President and Chief Executive Officer. Mr. van Oppen is also a director of Western Wireless Corporation, and the Seattle Branch of the Federal Reserve Bank of San Francisco.

Directors Continuing in Office

        Mr. Madsen has been Chairman of the Board since 2000, and has been a director of the Company since 1982. He served as Chief Executive Officer from 1982 until August 2003, and as President from 1982 to 2001. Mr. Madsen served in various executive capacities with the Company's predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980, and Vice President of Engineering from 1975 to 1979.

        Mr. Wicher has been Secretary and a director since 1982. He was appointed Vice President of Operations in 2001. From 1996 to 2001, he served as Vice President-General Manager of the Process Systems division. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983. From 1977 to 1980 he served as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

        Mr. Shannon has been a director of the Company since 2000. He has been Chairman and Chief Executive Officer of Data Access Technologies, Inc., a software company, since 1995, and was Chief Operating Officer of DNA, a developer and marketer of office furniture, from 2001 to 2003. Since 1994, he has served as principal of the General Counsel Law Firm. Between 1985 and 1989, he served as Associate General Counsel for the Santa Fe International Corporation and, from 1989 to 1993, served as Senior Vice President, General Counsel and Secretary of that company. From 1976 to 1985, he practiced law with the firm of McCutchen, Black, Verleger, and Shea, becoming a partner in 1984.

        Mr. Washburn has been a director of the Company since February 2003. He served as Executive Vice President of Northwest Airlines, Inc. from 1995 to 1998, and as Senior Vice President from 1990 to 1995. He also served as Chairman and President of Northwest Cargo, a wholly-owned subsidiary of Northwest Airlines, Inc., from 1997 to 1998. Mr. Washburn served as Senior Vice President, responsible for worldwide real estate development and acquisition activities from 1984 to 1989 for Marriott Corporation, and as Executive Vice President, with general management responsibility for the Courtyard Hotel Division, from 1989 to 1990. Currently, Mr. Washburn serves as a trustee of LaSalle Hotel Properties, a real estate investment trust company. He is a member of LaSalle's Audit Committee, the Nominating and Governance Committee, and is Chairman of the Compensation Committee.

Additional Officers

        Mr. Morton was appointed Chief Executive Officer of the Company in August 2003, and has served as President since 2001. He served as Chief Operating Officer from 2001 to 2003, and as Senior Vice President of Sales and Marketing from the time he joined the company in 1999 until 2001. From 1998 to 1999, he served as Vice President of Sales and Marketing for Stein, Inc., a business unit of FMC Corporation. He served as Director of Sales and Marketing of the Citrus Processing business unit of FMC Corporation from 1995 to 1997, and as Product Manager of that business unit beginning in 1995.

        Mr. Larson was appointed Vice President of Sales and Marketing in July 2003. He served as Vice President of SRC Vision and Vice President of Service from 2000, when he joined the Company, until 2003. From 1999 to 2000, he served as Vice President of Sales and Marketing for SRC Vision, Inc., a subsidiary of Advanced Machine Vision Corporation. Mr. Larson held various executive management positions, including General Manager from 1997 to 1999 and Director of Business Integration from 1996 to 1997, with Frigoscandia Equipment, Inc., a manufacturer and supplier of freezing and refrigeration systems and a subsidiary of FMC Corporation.

        Ms. Best joined the company in January 2003 as Chief Financial Officer. She served from 2000 to 2002 as Vice President and Chief Financial Officer of Bike Athletic Company, a manufacturer and marketer of Bike brand sports apparel, and its subsidiaries and other entities: S/R Industries in

California, W. Lamar Young Company in Texas, and Kazmaier Associates of Massachusetts. From 1987 to 2000, Ms. Best worked for Moll Industries, Inc., a full service manufacturer and designer of custom molded and assembled plastic components, serving as Chief Financial Officer between 1998 and 2000. Ms. Best held several positions with Anchor Advanced Products, Inc. beginning in 1990 until it was acquired by Moll Industries in 1998, including Senior Vice President of Finance and Controller from 1995 to 1998, Vice President and Controller from 1991 to 1995, and General Accounting Manager from 1987 to 1990.

Other Significant Employees

        Mr. Miner has served as Director of Research and Development since he joined the Company in 2000. From 1998 to 2000, he served as Vice President of Engineering for SRC Vision, Inc. Mr. Miner was Senior Applications Engineer for S3, Inc. from 1997 to 1998. From 1982 to 1997, he worked with Compass Technology as a manufacturer's representative, specializing in semiconductors and manufacturing technology.

        Mr. van den Burg was appointed in January 2003 as Managing Director of Key Technology B.V., a subsidiary of the Company located in Beusichem, The Netherlands. Between 2001 and 2003, he served in various consulting capacities, including Canadian Imperial Venture Corporation, a sales and service organization in St. John's, Newfoundland; Philips N.V., as a project manager overseeing the construction of a new call center facility; and ING Group, as a facilitator in establishing teamwork coordination between corporate divisions. From 1996 to 2001, Mr. van den Burg served as Technical Director for Yokogawa Industrial Safety Systems B.V. in Apeldoorn, The Netherlands, a developer of production process measuring control and safety systems for gas and oil industries and nuclear plants. Mr. van den Burg served as Managing Director from 1993 to 1996 for Bourgh Technology Solutions in The Netherlands, a specialized engineering agency and construction firm. From 1991 to 1993, he worked for WESA Broker in Amsterdam, The Netherlands as a Portfolio Manager and Market Technician.

        During fiscal 2003, the Board of Directors held four meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member during the period of such director's service for fiscal 2003.

        The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of shareholders. All of the directors attended the Company's 2003 Annual Meeting of Shareholders, with the exception of Mr. Washburn who was a nominee for initial election.

        The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable Nasdaq rules. These directors are Messrs. Pelo, Shannon, van Oppen, and Washburn. As of the Company's annual meeting, Mr. van Oppen will cease to be considered an independent director under the newly adopted Nasdaq rules due to circumstances beyond the Company's reasonable control. Under the recently adopted Nasdaq rules, Mr. van Oppen will no longer be able to be considered independent because he has a family member who is a current partner in the San Francisco office of Deloitte & Touche, the Company's independent public accountants. As a result, Mr. van Oppen will no longer serve on the Company's Audit Committee following the 2004 Annual Meeting of Shareholders.

        The Audit Committee consists of three members, Mr. Pelo, Chairman, Mr. van Oppen, and Mr. Washburn. Mr. Frank served as a member of the Audit Committee from October 2003 until he retired from the Board of Directors in February 2003. All of the Audit Committee members are currently independent, as defined under the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The function of the Audit

Committee is to review the performance and recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to shareholders and others, to review the Company's internal controls, and to consult with and review recommendations made by the Company's independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time-to-time. The Audit Committee met nine times during fiscal 2003.

        The Compensation Committee consists of two members, Mr. Shannon, Chairman, and Mr. Washburn. Mr. Frank served as a member of the Compensation Committee from October 2003 until he retired from the Board of Directors in February 2003. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants under policies established by the Board of Directors and administers the Company's stock option plans. The Compensation Committee met three times during fiscal 2003.

        The Board of Directors does not have a standing Nominating Committee; however, a majority of the independent directors on the Board functions in the capacity of the Nominating Committee. The Company does not have a nominating committee charter. Director nominees are recommended for the board's selection by a majority of directors who meet the independence standards of the Nasdaq rules—Messrs. Pelo, Shannon, van Oppen and Washburn. Such nominees are voted on by the entire Board of Directors.

        The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company's policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

        Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

        Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.

        The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

        A shareholder wishing to nominate a candidate for election to the Company's Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company's Secretary at its principal executive offices. The submission must be received at the Company's principal executive offices not less than 120 calendar days before the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting. For the 2005 annual meeting, this date would be September 15, 2004. However, if the Company did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

        A shareholder's notice to the Secretary in order to be valid must set forth (i) the name and address, as they appear on the Company's books, of the shareholder nominating such candidate; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) the principal occupation or employment of the nominee; (v) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the shareholder is making the nomination; and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Compensation of Directors

        Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company are paid an annual retainer of $6,000 and $1,000 for each regularly scheduled quarterly board meeting attended, plus reimbursement of expenses. Directors who are not employees of the Company are paid $500 for participation by telephone at a regularly scheduled quarterly board meeting, and $300 for each board committee meeting attended, by telephone or in person, if held on a date other than the regularly scheduled quarterly board meeting. Subject to the terms of the Company's Restated Employees' Stock Option Plan, independent directors are also granted annual non-statutory stock options to purchase 5,000 shares of Common Stock at the current market price on the date of grant.

Employment Agreement

        On July 14, 2003, the Company entered into a Consulting Agreement with Thomas C. Madsen to be in effect from January 1, 2004 through December 31, 2006. The agreement provides for a monthly fee of $6,250 to be paid to Mr. Madsen, wherein Mr. Madsen, as an independent contractor, is responsible for all attributable taxes. The agreement contains a non-compete provision whereby Mr. Madsen will not solicit for hire or assist others in the solicitation for hire of any employees of the Company, or engage in any activity, whether directly or through or on behalf of one or more entities or other persons, that competes directly or indirectly with any product or service provided by the Company to its customers in any geographic region then served by the Company.

ITEM 2
CONSIDERATION OF AMENDMENTS TO
THE 2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN

        The Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan") was originally adopted by the Board of Directors and approved by the shareholders of the Company in 1989, and has been subsequently amended and restated by the Board of Directors four times, the latest being the 1996 Restated Employees' Stock Option Plan.

        The purpose of the Plan is to encourage officers, directors and employees of the Company to acquire or increase their proprietary interest in the Company and to promote a closer identity of interests between the Company's officers, directors and employees and its shareholders. The Company believes the Plan provides incentives for the continued efforts of the participants and the continuity of their service to the Company. There are approximately five hundred employees and six directors who are eligible for participation in the Plan.

Summary of Amendments

        On December 15, 2003, the Board of Directors adopted, subject to shareholder approval, amendments to the Plan. The amendments extend the term of the Plan through November 11, 2013, increase the number of shares of Common Stock authorized for issuance under the Plan by 100,000 shares, and change the name of the Plan to the "2003 Restated Employees' Stock Incentive Plan." The amendments also add to the Plan a provision for granting restricted stock awards, and a provision allowing the Committee flexibility with respect to the option expiration date upon death or disability of an employee. The extension of the Plan, and the additional shares of the Company's Common Stock available for issuance under the Plan, will ensure that the Board of Directors can continue to encourage increased stock ownership in the Company by officers, directors and employees of the Company.

        The Board of Directors believes that the remaining number of shares of Common Stock available for issuance, 238,038 as of September 30, 2003, is not sufficient for future needs under the Plan. Accordingly, the proposed amendment to the Plan increases the number of shares of Common Stock authorized for issuance under the Plan from 1,250,000 shares to 1,350,000 shares. Based solely on the closing price of the Common Stock as reported on The Nasdaq National Market on December 3, 2003 of $14.69 per share, the maximum aggregate market value of the additional 100,000 shares of Common Stock authorized for issuance under the Plan would be $1,469,000. The Board of Directors believes that these additional shares would result in an adequate number of shares of Common Stock being available for grant under the Plan.

        For fiscal 2003, the two directors serving on the Compensation Committee were each granted options to purchase 5,000 shares. In addition, two directors who are not employees of the Company were each granted options to purchase 5,000 shares. Four executive officers were granted options to purchase a total of 55,000 shares and ninety-one employees who were not executive officers were granted options to purchase a total of 107,500 shares. In fiscal 2003, 160,563 options granted to employees were incentive stock options and 21,937 options granted to directors and certain other officers were nonstatutory stock options. At fiscal year-end, options to purchase 74,354 shares of the Common Stock had been exercised, options to purchase a total of 937,563 shares were outstanding, and 238,083 shares remained available for future sale or grant under the Plan. The range of exercise prices per share for options outstanding under the Plan at fiscal year end was from $2.51 to $23.25, and the weighted average exercise price per share was approximately $5.71. Expiration dates for outstanding options range from January 18, 2004 to February 5, 2013.

        The maximum number of shares of the Corporation's Common Stock for which options may be granted under the Plan is subject to adjustments for capital changes. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury.

        The Board of Directors further believes that it should have the flexibility to make equity grants in a form other than options, such as restricted stock, in order to adjust to market trends and possible changes in accounting rules. Accordingly, the proposed amendment to the Plan authorizes grants of restricted stock under the Plan and corresponding changes to the general provisions of the Plan with regard to such restricted stock where appropriate. Under the terms of the restricted stock awards, the Compensation Committee may grant shares of Common Stock to any participant subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Corporation through a specified vesting period. The vesting period and performance goals, if any, shall be determined by the Compensation Committee. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his award of restricted stock. The Compensation Committee, in its discretion, may determine to make each share of restricted stock then subject to forfeiture become fully vested without regard to the satisfaction of the conditions specified in the restricted stock agreement. The Compensation Committee, also in its discretion, may provide for accelerated vesting in the event of the employee's death, disability, retirement or other events. The holders of shares of restricted stock awarded under the Plan will have the same voting, dividend and other rights as the Company's other shareholders.

        The Board of Directors further believes that it should have the flexibility to extend the exercise period of an option following the death or disability of an employee to be as generous as permitted by the Internal Revenue Code for employees receiving incentive stock options.

Summary of Other Terms of the Plan

        The Compensation Committee of the Board of Directors (the "Compensation Committee") has the responsibility to construe and interpret the Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. The Compensation Committee may grant either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options, meaning an option other than an incentive stock option. Except for Annual Options (described below), the Compensation Committee has the sole discretion in deciding which options, if any, shall constitute incentive stock options.

        Options may be granted under the Plan to key employees, officers and directors of the Company and any subsidiary corporation. In determining the employees, officers and directors to whom options shall be granted, and the number of shares to be issued on the exercise of an option, the Compensation Committee takes into account the duties of the employees, officers and directors, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

        The Committee has the authority, subject to the terms of the Plan, to determine all terms of an option grant, including the time or times at which options shall be granted, the fair market value of shares under option from time to time, and the terms and provisions of the instruments evidencing options, including any conditions to exercise or any restrictions which may be imposed applicable to the transfer of the shares to be acquired upon exercise of options.

        Generally, the Board of Directors of the Company may amend, modify or terminate the Plan at any time subject to the requirement for shareholder approval of certain material changes. Originally there were reserved for sale to eligible employees upon the exercise of options granted under the Plan 250,000 shares of the Company's authorized Common Stock. In February 1996, a proposal was approved by the shareholders to increase the number of shares offered under the Plan by an additional 500,000 shares. At the beginning of fiscal 1996, 15,550 shares had been issued under the Plan and options covering an additional 178,525 shares had been granted and were outstanding. In July 2000, a proposal was approved by the shareholders to increase the number of shares offered under the Plan by an additional 500,000 shares. At the beginning of fiscal 2000, 51,017 shares had been issued under the Plan and options covering an additional 555,983 shares had been granted and were outstanding. At the beginning of fiscal 2004, 74,729 shares had been issued under the Plan and options covering an additional 937,188 shares had been granted and were outstanding. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the Plan. As currently in effect, the Plan will terminate no later than December 31, 2004, and no additional options will be granted under the Plan after that date. If the amendments are approved, the number of reserved shares will be increased by 100,000 and the Plan will terminate no later than November 11, 2013.

        On the date of each annual shareholders meeting, each director then serving on the Compensation Committee receives options to purchase five thousand (5,000) shares (the "Annual Options") of Common Stock. These automatic and nondiscretionary annual grants are designed to comply with certain regulatory requirements. The exercise price of the Annual Options is the fair market value of the Common Stock at the close of business on the date of grant. The fair market value of Annual Options is defined under the Plan as the closing price of the Common Stock on the date of grant as quoted on the Nasdaq National Market. If a price is not available on the date of grant, the fair market value would be determined on the first succeeding day that a price is available. The Annual Options have a ten-year term, unless earlier terminated as provided under the Plan, and become exercisable at the rate of 25 percent per year, beginning on the first anniversary of the date of grant and continuing on each subsequent anniversary until fully exercisable.

        Certain options under the Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of this Proxy Statement, an option holder will recognize no income upon grant or exercise of an incentive stock option. If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sales of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a "disqualifying disposition"), the option holder will recognize compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment.

        The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time or exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognized compensation income.

        Certain options under the Plan, including the Annual Options described below, will be treated as "nonstatutory stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of the Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

        Assuming a quorum is present, approval of the amendment to our 2003 Restated Employees' Stock Incentive Plan requires that the votes cast in favor of the amendment exceed the votes cast against the amendment. Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will have the effect of neither a vote for nor a vote against the amendment.

The Board of Directors recommends a vote FOR approval of the amendment to the 2003 Restated Employees' Stock Incentive Plan.

EXECUTIVE COMPENSATION

        The following table sets forth, for the fiscal years ended September 30, 2003, 2002 and 2001, compensation information with respect to the Company's Chief Executive Officers, which included Mr. Madsen until August 1, 2003 and Mr. Morton from that date through the remainder of the fiscal year, and the other most highly compensated executive officers of the Company.

Summary Compensation Table

							Long-Term Compensation Awards
	Annual Compensation						Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary(1) ($)		Bonus ($)		Other Annual Compensation ($)		All Other Compensation ($)
Thomas C. Madsen Chairman(2)	2003 2002 2001	284,029 289,218 289,689		225,000 0 0	(3)	* * *	0 10,000 0	9,245 6,064 5,928	(4) (4) (4)
Kirk W. Morton President and Chief Executive Officer(2)	2003 2002 2001	202,307 200,000 192,053		85,000 0 0	(5)	* * *	20,000 10,000 20,000	8,249 4,346 3,774	(6) (6) (6)
Gordon Wicher Vice President of Operations	2003 2002 2001	178,162 176,923 185,194		52,500 0 0		* * *	7,500 7,500 0	7,874 4,433 4,345	(7) (7) (7)
Rodney W. Larson Vice President of Sales and Marketing	2003 2002 2001	162,884 159,999 159,864		52,500 0 0		* * *	7,500 5,000 0	6,668 2,558 2,204	(8) (8) (8)
Phyllis C. Best Chief Financial Officer	2003	103,846	(9)	32,500		*	20,000	548	(10)

*
Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1)
Includes amounts deferred by the executive officers under the Company's Profit Sharing and 401(k) Plan.

(2)
Effective August 1, 2003, Mr. Madsen retired from the position of Chief Executive Officer of the Company, and Mr. Morton was appointed to the position of Chief Executive Officer.

(3)
Consists of a one-time bonus in the amount of $200,000 awarded outside of the Management Incentive Plan in recognition of Mr. Madsen's retirement after 31 years of service to the Company, and a bonus in the amount of $25,000 as part of the 2003 Management Incentive Plan distribution.

(4)
Consists of the following: $8,471, $5,382, and $5,514 contributed by the Company under its Profit Sharing and 401(k) Plan in 2003, 2002, and 2001, respectively, and term life insurance premiums of $774, $682, and $414 in 2003, 2002, and 2001, respectively.

(5)
Consists of a one-time bonus in the amount of $15,000 awarded outside of the Management Incentive Plan to Mr. Morton upon his appointment as CEO, and a bonus in the amount of $70,000 as part of the 2003 Management Incentive Plan distribution.

(6)
Consists of the following: $8,069, $4,125, and $3,594 contributed by the Company under its Profit Sharing and 401(k) Plan in 2003, 2002, and 2001, respectively, and term life insurance premiums of $180, $221, and $180 in 2003, 2002, and 2001, respectively.

(7)
Consists of the following: $7,100, $3,791, and $3,571 contributed by the Company under its Profit Sharing and 401(k) Plan in 2003, 2002 and 2001, respectively, and term life insurance premiums of $774, $642, and $774 in 2003, 2002 and 2001, respectively.

(8)
Consists of the following: $6,417, $2,337, and $2,024 contributed by the Company under its Profit Sharing and 401(k) Plan in 2003, 2002 and 2001, respectively, and term life insurance premiums of $251, $221, and $180 in 2003, 2002 and 2001, respectively.

(9)
Ms. Best was hired on January 6, 2003.

(10)
Consists of term life insurance premiums of $548.

Stock Options Granted to Certain Executive Officers During Fiscal 2003

        The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Chief Executive Officers, which included Mr. Madsen until August 1, 2003 and Mr. Morton from that date through the remainder of the fiscal year, and the other most highly compensated executive officers of the Company.

Option/SAR Grants in Fiscal 2003

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Thomas C. Madsen	0	0.00%	N/A	N/A	N/A	N/A
Kirk W. Morton	20,000	10.96%	$10.20	8/4/08	$56,361	$124,544
Gordon Wicher	7,500	4.11%	$9.70	5/8/08	$20,099	$44,415
Rodney W. Larson	7,500	4.11%	$9.70	5/8/08	$20,099	$44,415
Phyllis C. Best	15,000	8.22%	$5.76	1/6/08	$23,871	$52,748
Phyllis C. Best	5,000	2.74%	$9.70	5/8/08	$13,400	$29,610

        The following table sets forth certain information regarding aggregated option exercises in fiscal 2003 and fiscal 2003 year-end option/SAR values for the Company's Chief Executive Officers, which included Mr. Madsen until August 1, 2003 and Mr. Morton from that date through the remainder of the fiscal year, and the other most highly compensated executive officers of the Company.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2003
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas C. Madsen	0	0	83,250	12,750	$69,934	$79,645
Kirk W. Morton	0	0	35,000	40,000	$140,200	$148,095
Gordon Wicher	0	0	70,625	16,875	$102,228	$77,139
Rodney W. Larson	0	0	17,000	16,500	$64,148	$67,214
Phyllis C. Best	0	0	0	20,000	$0	$102,480

(1)
The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 2003, and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        With respect to fiscal 2003, the Compensation Committee of the Board of Directors reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the Company's incentive compensation plans, but did receive nondiscretionary grants under the Company's 1996 Restated Employees' Stock Option Plan. Messrs. Madsen and Morton made recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but did not participate in the determination of their own compensation. As used in this report, the term "Compensation Committee" refers to Messrs. Shannon and Washburn.

        It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

  Base Salary

        In reaching the determinations concerning fiscal 2003 executive officer base salaries, the Compensation Committee considered the recommendations of the Chief Executive Officer, individual performance, and the Company's financial performance.

  Management Incentive Compensation

        The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.

        Criteria for funding of the Management Incentive Plan bonus pool for fiscal 2003 consisted of two factors: (1) income from operations and (2) cash generated from operations. For each factor, the Company established annual goals for the eligible group of executives and other employees. For fiscal 2003, the bonus pool was to be funded with an amount equal to $300,000 for each of the factors if the Company achieved one hundred percent of the budgeted goals. Therefore, the bonus pool with respect to 2003 could be funded at a level of $600,000 if performance was at one hundred percent of budgeted goals with respect to both factors. If the Company attained a certain level of performance, but achieved below or exceeded the stated goal for either or both of the factors, the Management Incentive Plan bonus pool would be funded at an amount equal to the corresponding proportion of each of the stated goals. The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the Chief Executive Officer.

        The Chief Executive Officer makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool. The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 2003, the Company achieved 90% of the budgeted goal for income from operations, which equated to $270,000, and achieved 120% of the budgeted goal for cash generated from operations, which equated to $360,000. Therefore, the Compensation Committee approved total funding for the Management Incentive Plan in the amount of $630,000 for distribution to management.

  Stock Incentive Compensation

        The Compensation Committee believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of

Directors, or the Compensation Committee, since 1989, has granted stock options to executive officers and key employees through the Restated Employees' Stock Option Plan ("the Plan").

        Pursuant to this Plan, ninety-nine individuals, including four individuals who are independent directors of the Company, were granted options during fiscal 2003 to purchase 182,500 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Compensation Committee considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and in one-quarter increments on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have five- or ten-year terms. For additional information regarding stock option grants and exercises, see the "Option/SAR Grants in Fiscal 2003," "Aggregated Option/SAR Exercises in Fiscal 2003 and Fiscal Year-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

  Compensation of the Chief Executive Officer

        Consistent with the Compensation Committee's general philosophy for compensation, Mr. Madsen's compensation was determined in the same manner as described for all executive officers and he was compensated through base salary, management incentive compensation, and stock options. As with other executive officers, in evaluating annual compensation for Mr. Madsen, the Compensation Committee examined the operating performance of the Company for the prior year, as well as the projection and expectations for the current year. In fiscal 2003, Mr. Madsen's annual base salary remained at $290,000. He was awarded $25,000 in management incentive bonus compensation, but was awarded no stock options with respect to fiscal 2003. Mr. Madsen executed a Consulting Agreement with the Company in July 2003, as described in the section "Election of Directors" under the subheading "Employment Agreement'.

        In addition to the salary and bonus discussed above, in fiscal 2003 the Compensation Committee awarded Mr. Madsen a retirement benefit in the form of a one-time cash payment of $200,000. In awarding this benefit, the Compensation Committee reviewed the bonus and retirement programs historically paid or available to retiring senior company employees and the numerous and substantial contributions Mr. Madsen made to the Company over the years while he served as its President and Chief Executive Officer.

        Mr. Morton's compensation is determined by the Compensation Committee using the same general philosophy and in the same manner as described for all executive officers, through base salary, management incentive compensation and stock options. In evaluating annual compensation for Mr. Morton, the Compensation Committee examined the operating performance of the Company for the prior year, as well as the projections and expectations for the current year. In fiscal 2003, Mr. Morton's annual base salary was increased from $200,000 to $220,000 upon his appointment as Chief Executive Officer, and he was awarded $70,000 in management incentive bonus compensation. In addition to the salary and bonus discussed above, in fiscal 2003 the Compensation Committee awarded Mr. Morton a promotion package in the form of a one-time cash payment of $15,000 and 20,000 stock options upon his appointment as Chief Executive Officer of the Company.

        The Compensation Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

Respectfully submitted,
Michael L. Shannon Donald A. Washburn

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG KEY TECHNOLOGY, INC., A PEER GROUP AND THE RUSSELL 2000 INDEX

September 2003
Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100

Total Return Analysis
	9/30/1998	9/30/1999	9/30/2000	9/29/2001	9/29/2002	9/29/2003
Key Technology	$100.00	$100.00	$119.49	$39.86	$67.93	$160.94
Peer Group	$100.00	$184.79	$222.84	$147.99	$140.61	$209.24
Russell 2000	$100.00	$119.15	$147.29	$116.26	$105.46	$143.96

PEER GROUP: Cognex Corp., Perceptron, Inc., Flir Systems, Inc., Flow International Corp., Elbit Vision Systems Ltd., PPT Vision, Inc., Robotic Vision Systems, Inc., FMC Technologies, Inc.

        Due to a computation error in prior years, the performance of each of the Company, its peer group, and the Russell 2000 index, reflected in the above graph and data table are not comparable to the information reported in previous Proxy Statements.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information, as of December 3, 2003, with respect to the beneficial ownership of the Company's Common Stock and Series B Preferred by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock or Series B Preferred, by each director or nominee for director, by each named executive officer, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power. Each beneficial owner of shares of Series B Preferred is deemed by the Securities and Exchange Commission to be a beneficial owner of Common Stock on an as converted basis because the Series B Preferred is immediately convertible into two-thirds of a share of Common Stock. Therefore, in indicating a person's beneficial ownership of shares of Common Stock, it has been assumed that such person has converted into Common Stock all shares of Series B Preferred of which such person is a beneficial owner. For these reasons, the table contains duplications in the numbers of shares and percentages of Common Stock and Series B Preferred.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Thomas C. Madsen	Common Series B	540,529 10	(2)(3)(4)	10.7 *
Gordon Wicher	Common	266,521	(2)	5.3
John E. Pelo	Common	20,750	(2)	*
Michael L. Shannon	Common	177,500	(2)	3.6
Peter H. van Oppen	Common	36,245	(2)	*
Donald A. Washburn	Common	0		0
Kirk W. Morton	Common	25,500	(2)	*
Rodney W. Larson	Common	20,348	(2)	*
Phyllis C. Best	Common	3,750	(2)	*
FleetBoston Financial Corporation 100 Federal Street Boston, Massachusetts 02110	Common	508,317	(5)	10.3
All executive officers and directors as a group (9 persons)	Common	1,091,143		21.1

*
Less than two percent.

(1)
Unless otherwise specified, the addresses for each beneficial owner is c/o Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.

(2)
Includes shares of Common Stock purchasable under options exercisable within 60 days of December 3, 2003 in the following amounts:

Thomas C. Madsen	83,250	Donald A. Washburn	0
Gordon Wicher	63,125	Kirk W. Morton	22,500
John E. Pelo	17,500	Rodney W. Larson	17,000
Michael L. Shannon	7,500	Phyllis C. Best	3,750
Peter H. van Oppen	17,500
(3)
Includes shares of Common Stock issuable upon the exercise of warrants on a share for share basis in the following amounts:

Thomas C. Madsen	2
(4)
Includes Series B Preferred as if converted to Common Stock in the following amounts:

Thomas C. Madsen	6
(5)
Information is based solely on the Schedule 13G, dated June 27, 2003, filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2003 were complied with.

AUDIT COMMITTEE REPORT AND RELATED MATTERS

        The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with, the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Audit Committee of the Board of Directors of Key Technology, Inc. is composed of three non-employee directors who meet the independence standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended in 2003, is attached as Appendix B.

        Among other things, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent public accountants. The members of the Audit Committee are John E. Pelo, chairman, Peter H. van Oppen and Donald A. Washburn. The Board has determined that Mr. Pelo qualifies as an "audit committee financial expert" under federal securities laws.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent public accountants of the Company. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company's independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company's independent public accountants that firm's independence and considered whether the non-audit services provided by the Company's independent public accountants were compatible with maintaining the independence of such independent public accountants.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission.

        In compliance with the Sarbanes-Oxley Act, the Audit Committee has established procedures, including receipt, retention, and treatment of complaints, for confidential, anonymous reporting of employee concerns with regard to accounting controls or auditing matters.

Respectfully submitted,
John E. Pelo Peter H. van Oppen Donald A. Washburn

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2002 and 2003.

	FY 2003	FY 2002
Audit Fees	$233,657	$229,495
Audit-Related Fees	$18,355	$20,985
Tax Fees	$26,950	$33,778
All Other Fees	$0	$6,858

Totals	$278,962	$291,116

        Audit services of Deloitte & Touche LLP for fiscal 2003 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. "Audit-Related Fees" includes, among other items, benefit plan audits. "Tax Fees" includes charges primarily related to compliance services for international corporate income tax returns and for company employees living abroad. All of the services described above were approved by the Audit Committee.

        Audit services of Deloitte & Touche LLP for fiscal 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. "Audit-Related Fees" includes, among other items, benefit plan audits and services related to filings made with the Securities and Exchange Commission. "Tax Fees" includes charges primarily related to compliance services for international corporate income tax returns and for company employees living abroad. "All Other Fees" includes primarily charges related to compliance with international corporate regulations. All of the services described above were approved by the Audit Committee.

ITEM 3
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2004. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 2004 fiscal year.

        The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 2004 fiscal year.

OTHER BUSINESS

        Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

        Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 2004 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 5, 2004. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        To be eligible for inclusion in the Company's proxy materials for the 2005 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 15, 2004 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

        Any shareholder desiring to communicate with the Board of Directors, or one or more members, may do so by addressing their written correspondence to Key Technology Inc., Board of Directors, c/o Corporate Secretary. The Secretary of the Company will promptly forward all such communications to the specified addressees.

        It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,
Gordon Wicher Secretary
Dated: January 8, 2004

APPENDIX A

Key Technology, Inc.
2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN
(1996 Plan as amended and restated as of December 15, 2003)

1.     Purpose.

        This Restated Employees' Stock Incentive Plan (the "Plan") is designed to encourage key employees of Key Technology, Inc. (the "Company") and any subsidiary corporations to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Subsidiary corporation means any corporation in which 50% or more of the outstanding shares of capital stock are owned by the Company. The Plan is intended to attract and retain outstanding personnel who are in a position to make important and direct contributions to the success of the Company and to promote a closer identity of interests between the Company's key employees and its shareholders. The Plan was initially adopted in 1996 and was subsequently amended and was restated in 2000. The Plan is amended and restated as of December 15, 2003 in part to provide for an extended termination date, a reauthorized number of shares reserved for issuance hereunder, and the award of restricted stock grants in addition to the award of stock options.

2.     Scope and Duration of the Plan.

        There will be reserved for issuance to eligible participants a total of 1,350,000 shares of the Company's authorized Common Stock pursuant to the exercise of options presently outstanding and previously granted under this Plan prior to restatement and exercises of new options granted and restricted stock grants awarded under the Plan after the date hereof. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the Plan. If a restricted stock award is forfeited, in part or in full, the forfeited shares will again be available for issuance under the Plan. Unless the Plan is terminated earlier pursuant to Section 0, it shall terminate on November 11, 2013 and no option or restricted stock award shall be granted under the Plan after that date.

3.     Administration

        The Plan is administered by the Compensation Committee of the Board of Directors (the "Board"), which shall be comprised solely of "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the "Committee").

        The Committee has the responsibility to construe and interpret the Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, interpretation and administration of the Plan, shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of the Plan. Decisions of the Committee shall be conclusive and binding upon all recipients of options and restricted stock awards and any person claiming under or through any recipient of an option or restricted stock award.

        The Committee has the authority, subject to the terms of the Plan, to determine which persons are eligible for options and restricted stock awards and those to whom options or restricted stock awards shall be granted, the type of grant to be awarded, the number of shares to be covered by each option or restricted stock award, the time or times at which options or restricted stock awards shall be granted, the fair market value of shares under option or restricted stock award from time to time, and the terms and provisions of the instruments evidencing options and restricted stock awards, including any conditions to exercise, repurchase rights, or any restrictions which may be imposed applicable to the transfer of the shares to be acquired upon exercise of options or pursuant to restricted stock awards.

4.     Eligible Employees.

        4.1    Awards Generally.    Options and restricted stock awards may be granted to employees and to directors of the Company and any present or future subsidiary corporations. In determining the employees to whom options and restricted stock awards shall be granted, and the number of shares to be issued on the exercise of an option or the number of shares of restricted stock to be granted, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

        4.2    Incentive Stock Options.    Incentive Stock Options may be granted only to employees of the Company or any subsidiary corporation. An Incentive Stock Option cannot be granted to an employee who, at the time such option is granted, owns directly or beneficially more than 10% of the total combined voting power of all classes of stock of the employer corporation or its parent or any subsidiary. This limitation shall not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.     Stock Options.

        5.1    Types of Grants.    The Committee may grant either Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Nonstatutory Stock Options. The Committee has the sole discretion in deciding which options, if any, shall constitute Incentive Stock Options. For options granted under this Plan, the Committee shall clearly identify each such option as an Incentive Stock Option or Nonstatutory Stock Option. Any option not clearly identified as an Incentive Stock Option shall be deemed a Nonstatutory Stock Option. For purposes of the Plan (i) the term "Nonstatutory Stock Option" means an option other than an Incentive Stock Option and (ii) the term "employer corporation" means the corporation of which an individual granted an Incentive Stock Option is an employee.

        5.2    Committee Member Option Grants.

          (a)    Automatic Grants.    On the date of each annual shareholder meeting, each director then serving on the Committee shall automatically be granted a Nonstatutory Stock Option to purchase five thousand (5,000) shares of the Company's Common Stock.

          (b)    Terms of Options.    The exercise price for options granted under this Section 5.2 shall be the fair market value of the Company's Common Stock at the close of business on the date of grant. Fair market value shall be the closing price of the Company's Common Stock on such date as quoted on NASDAQ. If a price is not available on the date of grant, the fair market value shall be determined on the first succeeding day that a price is available. The options granted under this Section 5.2 shall have a ten-year term from the date of grant, unless earlier terminated as provided in Section 5.10 or Section 5.11 of the Plan, and shall become exercisable at the rate of 25% per year, beginning on the first anniversary of the date of grant and continuing on each subsequent anniversary until fully exercisable, subject to earlier exercise pursuant to Section 8 of the Plan or as otherwise determined by the Committee.

        5.3    Option Price.    The price of the shares of Common Stock to be issued on exercise of an option shall be determined by the Committee, and in the case of an Incentive Stock Option, shall be not less than the fair market value of the shares on the date the option is granted. Fair market value of the shares under option shall be determined by the Committee at the time of each grant of stock options under the Plan.

        5.4    Term of Options.    The term of each option shall be determined by the Committee, but shall not be for more than ten years from the date the option is granted and may be subject to earlier expiration as provided in Sections 5.10 and 5.11. Each option shall recite the date on which the exercise period expires.

        5.5    Limitation on Amount of Incentive Stock Options.    In no event shall the aggregate fair market value (determined at the time such options are granted) of the shares with respect to which the employee's Incentive Stock Options first become exercisable during any calendar year under the Plan or under any other stock option plan of the employee's employer corporation and its parent and subsidiary corporations exceed $100,000.

        5.6    Exercise of Options.    Subject to Section 8, an option held by an employee may be exercised only after an employee has remained in the continuous employment of the Company or a subsidiary corporation for one year after the date the option is granted. Thereafter, an option may be exercised at any time, or from time to time, in whole or in part, except that if an option by its terms is exercisable in installments, then the provisions of the option shall control. After becoming exercisable, if exercisable in installments, then each installment shall remain exercisable until termination or expiration of the option. The price of the shares shall be paid in full at the time of exercise in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock of the Company, valued at fair market value. Fair market value shall be determined by the Committee. Except as provided in Sections 5.10 or 5.11, no option granted to an employee may be exercised unless the holder is then an employee of the Company or a subsidiary corporation. An employee shall not have any of the rights of a shareholder with respect to the shares to be issued on the exercise of an option until the shares are paid for and the stock certificate is delivered. Upon any exercise, prior to issuance and as a condition thereof the person exercising the option may be required to sign any form of subscription agreement then authorized by the Board for use in connection with shares purchased under this Plan. Such agreement may impose such restrictions and repurchase rights as the Board may determine.

        5.7    Nontransferability of Nonstatutory Stock Options.    Nonstatutory Stock Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and may be exercised during the employee's life only by the employee or, if incapacitated, by his guardian or legal representative. This section does not apply to Incentive Stock Options granted under the Plan.

        5.8    Nontransferability of Incentive Stock Options.    Incentive Stock Options granted under the Plan are not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Each Incentive Stock Option shall recite this restriction. This section does not apply to Nonstatutory Stock Options granted under the Plan.

        5.9    Instruments Evidencing Options and Plan Log.    The Committee, in granting options hereunder, may use such instruments and agreements to evidence such options as it may determine. All options to purchase shares of the Company which are granted under the Plan must be evidenced by an agreement signed by the employee to whom the option is awarded, all terms of which, to the extent not inconsistent with the terms of the Plan, shall be as determined by the Committee in awarding any such option. The Secretary of the Company shall keep with the Plan an official Plan Log listing the names of all employees to whom options have been granted, the date of the award, the number of shares covered by the option, the purchase price, the vesting schedule, if applicable, and the number of remaining eligible shares covered by the Plan.

        5.10    Termination of Employment.    If the employment of an employee to whom an option has been granted terminates for any reason other than death or physical disability, any option unexercised at the date of termination of employment shall expire except to the extent otherwise expressly authorized by the Committee. Whether an authorized leave of absence, military or governmental service, disability or temporary absence from employment for any other reason constitutes the termination of employment for purposes of the Plan shall be conclusively determined by the Committee.

        5.11    Death or Disability of an Employee.    If an employee to whom an option has been granted dies or becomes physically disabled while employed by the Company or by a subsidiary corporation, the option may only be exercised (to the extent that the employee was entitled to do so on the date of his death or disability) by his personal representative or beneficiary within 90 days after the date of death or termination of employment due to disability, and the option shall expire to the extent unexercised after such 90-day period except to the extent otherwise determined by the Committee.

6.     Restricted Stock Awards.

        6.1    General.    The Committee may grant restricted stock awards to eligible employees under the Plan. Each grant of restricted stock shall be evidenced by a Restricted Stock Agreement between the recipient and the Company in such form as may be approved by the Committee from time to time. Shares of restricted stock awarded under the Plan shall be subject to all applicable terms of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan as the Committee may determine and as set forth in the respective Restricted Stock Agreements. The provisions of the individual Restricted Stock Agreements entered into with recipients of restricted stock awards under the Plan need not be identical.

        6.2    Payment for Awards.    Shares of restricted stock may be sold or awarded under the Plan for such consideration as the Committee may determine at the time of each award including without limitation past services, future services or cash.

        6.3    Vesting Conditions.    Shares of restricted stock awarded under the Plan may be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in event of the employee's death, disability, retirement or other events.

        6.4    Voting and Dividend Rights.    The holders of shares of restricted stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Stock Agreement, however, may require that the holders of the shares of restricted stock invest any cash dividends received with respect to such shares in the purchase of additional shares of restricted stock. Such additional shares of any restricted stock so purchased shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

7.     Adjustments for Changes in Capitalization.

        Notwithstanding any other provision of the Plan, in the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, reorganizations or liquidations, each instrument evidencing an option and each Restricted Stock Agreement may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares covered by such option or restricted stock award, and as applicable the option exercise price. In the event of any such change in the outstanding shares of Common Stock of the Company, the aggregate number of shares available under the Plan shall be appropriately adjusted.

8.     Events Accelerating Exercise of Options or Vesting of Restricted Stock.

        If the shares of Common Stock of the Company are changed into or exchanged for shares of stock of another corporation or are converted to cash pursuant to a plan of merger, partial or complete liquidation, or dissolution, the Board may in its discretion determine to make each option then outstanding be exercisable with respect to all or any portion of the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, beginning with the date the Board approves or authorizes such change or conversion and ending two days prior to the effective date of such change or conversion. The Board may also, in its discretion, determine to make each share of restricted stock then subject to forfeiture be fully vested without regard to the satisfaction of the conditions specified in the Restricted Stock Agreement. If, after December 15, 2003, any of the shares of Common Stock of the Company becomes the subject of an acquisition requiring reporting under Sections 13(d)(1) or 14(d) of the Securities Act of 1934, the Board may at its discretion determine to make each option then outstanding be exercisable with respect to all or any portion of the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, at any time thereafter, and may determine to make each share of restricted stock then subject to forfeiture be fully vested without regard to the satisfaction of the conditions specified in the Restricted Stock Agreement.

9.     Time of Granting Options and Restricted Stock Awards.

        Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board, the Committee, or shareholders of the Company shall constitute the granting of an option or the award of a restricted stock grant. The granting of an option or award of restricted stock pursuant to the Plan shall take place only when an instrument evidencing the option or restricted stock award has been duly executed on behalf of the Company and delivered to the employee to whom such option or restricted stock award is to be granted.

10.   Employment Rights.

        Nothing in the Plan or any instrument evidencing an option or restricted stock award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary corporation or shall be construed to interfere in any way with the right of the Company or any subsidiary corporation to terminate his employment at any time for any reason.

11.   Withholding Taxes.

        To the extent required by applicable federal, state or local law, an employee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied. To the extent that applicable law subjects an employee to tax withholding obligations, the Committee may permit such employee to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their fair market value on the date when they are withheld or surrendered.

12.   Amendment.

        The Board has the right at any time to amend, modify or discontinue the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations, rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company's Stock. No amendment, modification or discontinuance adopted by the Board shall revoke or alter the terms of any valid option or restricted stock award previously granted in accordance with the Plan without the consent of the recipient of such award.

        The Plan may also be amended or modified in any respect or discontinued with the approval of a majority of the shares present and entitled to vote at a shareholder meeting duly called for such purpose. However, no amendment, modification or discontinuance of the Plan may, without the consent of the employee to whom a valid option or restricted stock award has previously been granted, affect the rights of such employee under any outstanding option or restricted stock award.

        The Plan, the grant and exercise of options, and the grant of restricted stock awards shall be subject to all applicable laws, regulations, rules and requirements of applicable authorities and organizations. Notwithstanding any provision of the Plan to the contrary, the Board may in its discretion make such changes in the Plan as may be required to conform the Plan to such laws, regulations, rules and requirements of applicable authorities and organizations, subject to the provisions of the first paragraph of this Section 12.

13.   Effectiveness of the Plan.

        The Plan shall become effective only after it has been approved by the Board of Directors and subsequently approved, within one year from the date of adoption by the Board, at a shareholders meeting duly called for such purpose.

        This Restated Employees' Stock Incentive Plan was approved by the Board of Directors of Key Technology, Inc. on December 15, 2003 and by the shareholders on February 4, 2004.

Ronald L. Greenman Assistant Secretary

APPENDIX B

Key Technology, Inc.
AUDIT COMMITTEE CHARTER

        The Audit Committee of the Board of Directors of Key Technology, Inc. (the "Company") is appointed by the Board to assist the Board in fulfilling its responsibility in overseeing the quality and integrity of the accounting, auditing and reporting practices of the Company and to carry out such other duties as directed by the Board. This Charter of the Audit Committee supplements the provisions of Article 3, Section 4 of the Company's Amended and Restated Bylaws and further defines the role, authority and responsibility of the Audit Committee.

Number of Members and Appointment

        The Audit Committee shall be composed of no fewer than three members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

Qualifications of Members

        Each member of the Audit Committee shall be a Director, meet the requirement for independence and in the judgment of the Board of Directors, be financially literate. Each member of the Audit Committee shall possess the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

        Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independent judgment. No member of the Audit Committee shall be an affiliate of the Company or an officer or employee of the Company or any of its subsidiaries. Appointments to the Audit Committee shall be consistent with standards for determining independence as set forth in the Sarbanes-Oxley Act of 2002 as implemented by the Securities and Exchange Commission, and the standards adopted by Nasdaq, or such other national securities exchange as shall be the principal market for trading of the Company's securities.

Meetings, Quorum, Informal Actions, Minutes

        The Audit Committee shall meet on a regular basis, but not less than quarterly. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

        The Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

        Members of the Audit Committee shall meet periodically with officers or employees of the Company and its subsidiaries and with the Company's independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

Responsibilities

        The Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors. The independent auditor shall report directly to the Audit Committee. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company's independent auditors.

        The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and independent auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de-minimus exceptions for non-audit services permitted by statute.

        The Audit Committee shall oversee the independence and performance of the Company's independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may affect the auditor's independence or objectivity.

        Without limiting the generality of the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

Oversight of Financial Statement and Disclosure Matters

  •
  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  •
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  •
  Review and discuss quarterly reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special procedures adopted in light of material control deficiencies.

  •
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  •
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidelines provided to analysts and rating agencies.

  •
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  •
  Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Company's Form 10-K and Form 10-Q's about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  •
  Review with management and the independent auditors changes in accounting standards or rules proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company's financial statements.

Oversight of the Company's Relationship with the Independent Auditor

  •
  Review the compensation of, and oversee the work of the independent auditor.

  •
  Review the scope of the proposed audit to be performed with respect to the Company's financial statements in the context of the Company's particular characteristics and requirements.

  •
  Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit, if any.

  •
  Review and discuss with the independent auditor the written disclosures provided by the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  •
  At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company's internal financial accounting and reporting staff and procedures.

Other Responsibilities

  •
  Report the Committee's activities to the full Board of Directors on a regular basis.

  •
  Review and assess the adequacy of this Charter on an annual basis.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Obtain reports from management and the independent auditor that the Company and its subsidiaries conform to applicable legal requirements and the Company's Code of Business Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Ethics.

Committee Resources

        The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Adopted by the Board of Directors February 5, 2003

PROXY

KEY TECHNOLOGY, INC.

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders, February 4, 2004

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 4, 2004, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to be signed on reverse side.)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example.	☒
	FOR nominees listed (except as withheld)	WITHHOLD AUTHORITY to vote for nominees listed			FOR	AGAINST	ABSTAIN
PROPOSAL TO ELECT JOHN E. PELO AND PETER H. VAN OPPEN AS DIRECTORS. (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME ABOVE.):	☐	☐		PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2004 FISCAL YEAR.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL TO AMEND 2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN	☐	☐	☐	The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made, this proxy will be voted for the election of the nominees for Director, for the approval of amendments to the 2003 Restated Employees' Stock Incentive Plan and for approval of the selection of independent public accountants. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.
Please mark, date, sign and return this proxy in the enclosed envelope.
Signature(s)	Dated:	, 2004

Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.

/*\ FOLD AND DETACH HERE /*\

PROXY

KEY TECHNOLOGY, INC.
Series B Convertible Preferred Stock

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders, February 4, 2004

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 4, 2004, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to be signed on reverse side.)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example.	☒
	FOR nominees listed (except as withheld)	WITHHOLD AUTHORITY to vote for nominees listed			FOR	AGAINST	ABSTAIN
PROPOSAL TO ELECT JOHN E. PELO AND PETER H. VAN OPPEN AS DIRECTORS. (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME ABOVE.):	☐	☐		PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2004 FISCAL YEAR.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL TO AMEND 2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN	☐	☐	☐	The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made, this proxy will be voted for the election of the nominees for Director, for the approval of amendments to the 2003 Restated Employees' Stock Incentive Plan and for approval of the selection of independent public accountants. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.
Please mark, date, sign and return this proxy in the enclosed envelope.
Signature(s)	Dated:	, 2004

Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

VOTING
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 CONSIDERATION OF AMENDMENTS TO THE 2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG KEY TECHNOLOGY, INC., A PEER GROUP AND THE RUSSELL 2000 INDEX
PRINCIPAL SHAREHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT AND RELATED MATTERS
ITEM 3 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
Key Technology, Inc. 2003 RESTATED EMPLOYEES' STOCK INCENTIVE PLAN (1996 Plan as amended and restated as of December 15, 2003)
Key Technology, Inc. AUDIT COMMITTEE CHARTER
Oversight of Financial Statement and Disclosure Matters
Oversight of the Company's Relationship with the Independent Auditor
Other Responsibilities